Exhibit 3.1

CARGURUS, INC.

SECOND AMENDED AND RESTATED

BY-LAWS

Article I. - General.

1.1. Offices. The registered office of CarGurus, Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

1.2. Seal. The seal, if any, of the Corporation shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.”

1.3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Article II. - Stockholders.

2.1. Place of Meetings. Each meeting of the stockholders shall be held upon notice as hereinafter provided, at such place, if any, as the Board of Directors shall have determined and as shall be stated in such notice, either within or outside the State of Delaware. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law, as it may be amended from time to time (the “General Corporation Law”).

2.2. Annual Meeting. The annual meeting of the stockholders shall be held each year on such date and at such hour as the Board of Directors may determine. At each annual meeting the stockholders entitled to vote shall elect such members of the Board of Directors as are standing for election, by plurality vote by ballot, and they may transact such other corporate business as may properly be brought before the meeting. At the annual meeting any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the Corporation’s Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”), or these Amended and Restated By-laws (the “By-laws”).

2.3. Quorum and Adjournment. At all meetings of the stockholders the holders of a majority of the votes applicable to all stock issued and outstanding and entitled to vote thereat, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, the Certificate of Incorporation, or these By-laws. Whether or not there is such a quorum at any meeting, the presiding officer of the meeting may adjourn the meeting from time to time without notice other than announcement at the meeting. When a meeting is adjourned to another time or place (including an adjournment to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communications, or (iii) set forth in the notice of meeting given in accordance with Section 2.6 hereof. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted that might have been transacted if the meeting had been held as originally called. The stockholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.4. Right to Vote; Proxies. Subject to the provisions of the Certificate of Incorporation, each holder of a share or shares of capital stock of the Corporation having the right to vote at any meeting shall be entitled to one vote for each such share of stock held by such stockholder; provided, however, that each holder of a share of the Corporation’s Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), having the right to vote at any meeting shall be entitled to ten (10) votes for each such share of Class B Common Stock hold by such stockholder. Any stockholder entitled to vote at any meeting of stockholders may vote either in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or by proxy, but no proxy that is dated more than three (3) years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. A proxy may be granted by a writing executed by the stockholder or their authorized agent or by transmission or authorization of transmission by means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, subject to the conditions set forth in Section 212 of the General Corporation Law. Any person directly or indirectly soliciting proxies from stockholders of the Corporation must use a proxy card color other than white, the color white being reserved for the exclusive use of the Board of Directors.

2.5. Voting. At all meetings of stockholders, except as otherwise expressly provided for by statute, the Certificate of Incorporation, or these By-laws, (i) in all matters other than the election of directors, the affirmative vote of a majority of votes applicable to the shares present in person, by remote communiation, if applicable, or represented by proxy at the meeting and entitled to vote on such matter shall be the act of the stockholders, and (ii) directors shall be elected by a plurality of the votes cast, present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote on the election of directors.

2.6. Notice of Annual Meetings. Written notice of the annual meeting of the stockholders shall be mailed to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting at such address as appears on the stock books of the Corporation at least ten (10) days (and not more than sixty (60) days) prior to the meeting. The Board of Directors may postpone reschedule, or cancel any annual meeting of the stockholders at its discretion, even after notice thereof has been mailed. It shall be the duty of every stockholder to furnish to the Secretary of the Corporation or to the transfer agent, if any, of the class of stock owned by them, such stockholder’s post-office address, and to notify the Secretary of any change therein. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given in accordance with Section 232 of the General Corporation Law. Notice need not be given to any stockholder who submits a written waiver of notice signed by them before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders in person, by remote communication, if applicable, or by proxy, shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

2.7. Stockholders’ List. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared no later than the tenth (10th) day before such meeting by the Corporation (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting), and shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.

2.8. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by law, may be called only in the manner set forth in the Certificate of Incorporation. Any such person or persons that has or have called a special meeting of stockholders in the manner set forth in the Certificate of Incorporation may postpone or cancel any special meeting of the stockholders at its or their discretion, even after notice thereof has been mailed.

2.9. Notice of Special Meetings. Written notice of a special meeting of stockholders, stating the date, hour and place, if any, and purpose or purposes thereof, shall be given, not less than ten (10) nor more than sixty (60) days before such meeting, to each stockholder of record entitled to vote thereat, at such address as appears on the books of the Corporation. No business may be transacted at such meeting except that referred to in said notice, or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in said notice or notices. The individual or group calling such meeting shall have exclusive authority to determine the business included in such notice. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given in accordance with Section 232 of the General Corporation Law. Notice need not be given to any stockholder who submits a written waiver of notice signed by them before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders in person, by remote communication, if applicable, or by proxy, shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the stockholders need be specified in any written waiver of notice.

2.10. Inspectors of Elections. In advance of any meeting of stockholders, the Corporation shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready, and willing to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees, or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

2.11. Stockholders’ Consent in Lieu of Meeting.

(a) Unless otherwise provided in the Certificate of Incorporation, and notwithstanding the provisions of Sections 2.11(b) and 2.11(c), from and after the Threshold Date (as defined in the Certificate of Incorporation) any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken only at such a meeting, and not by written consent of the stockholders.

(b) Unless otherwise provided in the Certificate of Incorporation, prior to the Threshold Date any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Such delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent that is permissible as herein specified shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 2.11 to the Corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

(c) A telegram, cablegram, or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed, and dated for the purposes of this section, provided that any such telegram, cablegram, or other electronic transmission sets forth or is delivered with information from which the Corporation can determine that the telegram, cablegram, or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram, or electronic transmission. The date on which such telegram, cablegram, or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram, or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its principal place of business or to an officer or agent of the Corporation having custody of the book in which the proceedings of meetings of stockholders are recorded. Any copy, facsimile, or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile, or other reproduction shall be a complete reproduction of the entire original writing.

2.12. Advance Notice of Stockholder Business and Nominations.

(a) Timely Notice. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof, or (iii) otherwise properly brought before the meeting by a stockholder who is a stockholder of record or beneficial owner of shares of the Corporation’s capital stock at the time such notice of meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.12. In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the Proposing Stockholder (as defined below) must have given timely and proper notice thereof pursuant to this Section 2.12, in writing to the Secretary of the Corporation at the principal executive office of the Corporation even if such matter is already the subject of any notice to the stockholders or a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the Board of Directors (a “Public Disclosure”). For purposes of these By-laws, the term “Proposing Stockholder” means (i) the stockholder providing the notice of proposed business or director nomination, (ii) the beneficial owner of the Corporation’s capital stock, if different, on whose behalf the proposed business or director nomination, as applicable, is given, (iii) any affiliate or associate (as defined under the Exchange Act) of such stockholder or beneficial owner, (iv) each person who is a member of a “group” (for purposes of these By-laws, as such term is used in Rule 13d-5 under the Exchange Act) with any such stockholder or beneficial owner (or their respective affiliates and associates) or is otherwise Acting in Concert (as defined below) with any such stockholder or beneficial owner (or their respective affiliates and associates) with respect to the proposals or proposed nominations, as applicable, and (v) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or beneficial owner in the solicitation of proxies in respect of any proposed nominations or other business proposed to be brought before the Corporation’s stockholders. To be timely, a Proposing Stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation: (x) not later than the close of business on the ninetieth (90th) calendar day, nor earlier than the close of business on the one hundred twentieth (120th) calendar day in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than thirty (30) calendar days in advance of the anniversary of the previous year’s annual meeting or not later than sixty (60) calendar days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, the close of business on the tenth (10th) calendar day following the date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period) for the giving of a Proposing Stockholder’s notice. For purposes of these By-laws, “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not such day is a business day.

(b) Stockholder Nominations. For the nomination of any person or persons for election to the Board of Directors, a Proposing Stockholder’s notice to the Secretary of the Corporation shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the class and series and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any), (iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the Proposing Stockholder, on the one hand, and (y) each proposed nominee, and their respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Proposing Stockholder were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, (v) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (vi) the consent of the nominee to being named in the proxy statement and accompanying proxy card as a nominee and to serving as a director if elected, and (vii) as to the Proposing Stockholder: (A) the name and address of the stockholder giving the notice as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the class and series and number of shares of the Corporation which are owned, directly or indirectly, by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and series and number of such shares owned, directly or indirectly, of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (C) a description of any agreement, arrangement, or understanding with respect to such nomination between or among the Proposing Stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and any of their affiliates or associates, and any others (including their names) Acting in Concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) a description of any agreement, arrangement, or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Proposing Stockholder, or any such beneficial owner, or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (E) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (F) a representation as to whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination (and such representation shall be included in any such proxy statement and form of proxy), (G) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (together, a “Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Stockholder with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) as a result of any feature that would make any conversion, exercise, or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Stockholder satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Stockholder that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Stockholder as a hedge with respect to a bona fide derivatives trade or position of such Proposing Stockholder arising in the ordinary course of such Proposing Stockholder’s business as a derivatives dealer, (H) all other information relating to such Proposing Stockholder that would be required to be disclosed in a proxy statement or other filing if such a filing was to be made by any Proposing Stockholder in connection with the contested solicitation of proxies or consents (even if a contested solicitation is not involved) by any Proposing Stockholder in support of the business or nomination proposed to be brought before the meeting pursuant to this Section 2.12 and Regulation 14A under the Exchange Act, and (I) a representation that such Proposing Stockholder has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to matters set forth in this Section 2.12. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine, among other things, the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding anything herein to the contrary, a Prosposing Stockholder shall not have complied with this Section 2.12(b) if the Prosposing Stockholder solicits or does not solicit, as the case may be, proxies or votes in support of such Proposing Stockholder’s nominee in contravention of the representations with respect thereto required by this Section 2.12(b).

Such notice must also be accompanied by a representation as to whether or not such Proposing Stockholder intends to solicit proxies in support of any director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act, and, where such Proposing Stockholder intends to so solicit proxies, the notice and information required by Rule 14a-19(b) under the Exchange Act. Notwithstanding anything to the contrary in these By-laws, unless otherwise required by law, if any Proposing Stockholder (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Proposing Stockholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence), then the nomination of each of the director nominees proposed by such Proposing Stockholder shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any Proposing Stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Proposing Stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

For purposes of these By-laws, a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement, or understanding) in concert with, or towards a common goal relating to the management, governance, or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, however, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies, or special meeting demands from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy statement filed on Schedule 14A. A person deemed to be Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(c) Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), (iii) a description in reasonable detail of any interest of any Proposing Stockholder in such business, including any anticipated benefit to the stockholder or any other Proposing Stockholder therefrom, including any interest that will be disclosed to the Corporation’s stockholders in any proxy statement to be distributed to the Corporation’s stockholders, (iv) any other information relating to such Proposing Stockholder required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and (v) the information required by Section 2.12(b)(vii) above. Notwithstanding anything herein to the contrary, a Prosposing Stockholder shall not have complied with this Section 2.12(c) if the Prosposing Stockholder solicits or does not solicit, as the case may be, proxies or votes in support of such Proposing Stockholder’s proposal in contravention of the representations with respect thereto required by this Section 2.12(c).

(d) Proxy Rules. In addition to the provisions of this Section 2.12, a Proposing Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, the General Corporation Law, and other applicable law with respect to any nominations of directors for election at any stockholders’ meeting and any business that may be brought before any stockholders’ meeting and any solicitations of proxies in connection therewith and any filings required to be made with the SEC in connection therewith. Nothing in this Section 2.12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any other rights conferred on stockholders by a rule under the Exchange Act.

(e) Notwithstanding anything to the contrary contained in this Section 2.12, the information required to be included in a Proposing Stockholder’s notice of business or director nomination shall not include any ordinary course business activities of any broker, dealer, commercial bank, trust corporation, or other nominee who, in the ordinary course of business, is directed to prepare and submit such notice on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, trust corporation, or other nominee and who is not otherwise affiliated or associated with such beneficial owner.

(f) Updating of Notice of Proposed Business or Director Nomination.

(i) A stockholder providing notice of any business proposed to be conducted at an annual meeting or notice of a director nomination shall further update and supplement such notice, as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to Sections 2.12(b) and 2.12(c) shall be true, correct, and complete in all respects not only prior to the deadline for submitting such notice but also at all times thereafter and prior to the annual meeting, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (A) five (5) business days following the occurrence of any event, development, or occurrence which would cause the information provided to be not true, correct, and complete in all respects, and (B) ten (10) business days prior to the meeting at which such proposals or nominations contained therein are to be considered.

(ii) If the information submitted pursuant to Sections 2.12(b) or 2.12(c) by any stockholder proposing business for consideration at an annual meeting or a director nomination shall not be true, correct, and complete in all respects prior to the deadline for submitting such notice, such information may be deemed not to have been provided in accordance with this Section 2.12. For the avoidance of doubt, the updates required pursuant to this Section 2.12 do not cause a notice that was not in compliance with this Section 2.12 when first delivered to the Corporation prior to the deadline for submitting such notice to thereafter be in proper form in accordance with this Section 2.12.

(iii) Upon written request by the Secretary of the Corporation, the Board of Directors (or any duly authorized committee thereof), any stockholder submitting a notice proposing business for consideration at an annual meeting or a director nomination shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board of Directors, any duly authorized committee thereof, or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the Proposing Stockholder in such notice delivered pursuant to this Section 2.12 (including, if requested by the Corporation, written confirmation by such Proposing Stockholder that it continues to intend to bring the business proposed or director nomination referenced in the notice before the meeting). If a Proposing Stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 2.

(g) Referencing and Cross-Referencing. For a notice proposing business or a director nomination at a stockholders’ meeting to comply with the requirements of Sections 2.12(b) and 2.12(c), each of the requirements of Sections 2.12(b) and 2.12(c) shall be directly and expressly responded to and a notice must clearly indicate and expressly reference which provisions of Sections 2.12(b) and 2.12(c) the information disclosed is intended to be responsive to. Information disclosed in one section of a notice in response to one provision of Sections 2.12(b) or 2.12(c) shall not be deemed responsive to any other provision of Sections 2.12(b) or 2.12(c) unless it is expressly cross-referenced to such other provision and it is clearly apparent how the information included in one section of the notice is directly and expressly responsive to the information required to be included in another section of the notice pursuant to Sections 2.12(b) or 2.12(c). For the avoidance of doubt, statements purporting to provide global cross-references that purport to provide that all information provided shall be deemed to be responsive to all requirements of Sections 2.12(b) and 2.12(c) shall not satisfy the requirements of this paragraph (g) of this Section 2.12.

(h) No Incorporation by Reference. For a notice proposing business or a director nomination at a stockholders’ meeting to comply with the requirements of this Sections 2.12(b) and 2.12(c) it must set forth in writing directly within the body of the notice (as opposed to being incorporated by reference from any other document or writing not prepared in response to the requirements of this Section 2.12) all the information required to be included therein as set forth in Sections 2.12(b) and 2.12(c) and each of the requirements of Sections 2.12(b) and 2.12(c) shall be directly responded to in a manner that makes it clearly apparent how the information provided is specifically responsive to any requirements of Sections 2.12(b) and 2.12(c). For the avoidance of doubt, a notice shall not be deemed to be in compliance with Section 2.12 if it attempts to include the required information by incorporating by reference into the body of the notice any other document, writing, or part thereof, including, but not limited to, any documents publicly filed with the U.S. Securities and Exchange Commission. For the further avoidance of doubt, the body of the notice does not include any documents not prepared in response to the requirements of this Section 2.12.

(i) Accuracy of Information. A Proposing Stockholder submitting a notice of proposed business or director nomination, by its delivery to the Corporation, represents and warrants that all information contained therein, as of the deadline for submitting such notice, is true, accurate, and complete in all respects, contains no false and misleading statements, and such Proposing Stockholder acknowledges that it intends for the Corporation and the Board of Directors to rely on such information as (i) being true, accurate, and complete in all respects and (ii) not containing any false and misleading statements.

(j) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (x) by or at the direction of the Board of Directors or any committee thereof or (y) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a beneficial owner or stockholder of record at the time the notice provided for in this Section 2.12 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.12. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by this Section 2.12 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the later of the close of business on the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting and not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(k) Effect of Noncompliance. Notwithstanding anything in these By-laws to the contrary, (i) no nominations shall be made or business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.12, and (ii) unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting pursuant to this Section 2.12 does not provide the information required under this Section 2.12 to the Corporation promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proposing Stockholder (or a qualified representative (as defined below) of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation. For purposes of these By-laws, “qualified representative” means (i) if the stockholder is a corporation, any duly authorized officer of such corporation, (ii) if the stockholder is a limited liability company, any duly authorized member, manager, or officer of such limited liability company, (iii) if the stockholder is a partnership, any general partner or person who functions as general partner for such partnership, (iv) if the stockholder is a trust, the trustee of such trust, or (v) if the stockholder is an entity other than the foregoing, the persons acting in such similar capacities as the foregoing with respect to such entity. The chair of any meeting (and, in advance of any meeting, the Board of Directors) shall have the power and duty to determine whether the proposed business or nomination was made in accordance with the provisions of this Section 2.12 (including whether the Proposin Stockholder did or did not so solicit, as the case may be, proxies or votes in support of such Proposing Stockholder’s proposed business or nomination in compliance with the representations with respect thereto required by this Section 2.12), and if the chair (or the Board of Directors) should determine that proposed business or a nomination was not made in accordance with the provisions of this Section 2.12, the chair shall so declare to the meeting and such proposed business or nomination shall not be brought before the meeting.

(l) Unless the Corporation elects otherwise, a Proposing Stockholder’s notice to the Corporation of proposed business or director nomination shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered.

Article III. - Directors.

3.1. Number of Directors.

(a) Except as otherwise provided by law, the Certificate of Incorporation, or these By-laws, the property and business of the Corporation shall be managed by or under the direction of the Board of Directors. Directors need not be stockholders, residents of Delaware, or citizens of the United States. The use of the phrase “whole board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

(b) Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the number of directors constituting the full Board of Directors shall be as determined by the Board of Directors from time to time by resolution adopted by the affirmative vote of at least a majority of the directors then in office.

(c) The Board of Directors shall be and is divided into three classes of directors, designated Class I, Class II, and Class III, such classes to be as nearly equal in number of directors as possible, having staggered three-year terms of office. The allocation of directors among classes shall be determined by resolution of the Board of Directors. At each annual meeting of stockholders of the Corporation, nominees will stand for election to succeed those directors whose terms are to expire as of such annual meeting of stockholders, and such nominees elected at such annual meeting of stockholders shall be elected for a term expiring at the third annual meeting of stockholders following their election.

(d) Directors shall hold office until the annual meeting of stockholders in which their term is scheduled to expire as set forth above in this Section 3.1, provided that the term of each director shall continue until the election and qualification of their successor and be subject to their earlier death, resignation, or removal. Any director serving as such pursuant to this Section 3.1 may be removed pursuant to Section 3.3.

(e) Except as the General Corporation Law or the Certificate of Incorporation may otherwise require and subject to the special rights of the holders of any series of Preferred Stock, any new directorships or vacancies in the Board of Directors, including new directorships resulting from any increase in the number of directors to serve on the whole Board of Directors and/or any unfilled vacancies by reason of death, resignation, disqualification, removal, failure to elect, or otherwise with respect to any director, may be filled as follows: (i) prior to the Threshold Date, either by (x) the affirmative vote or action by written consent of the holders of shares of capital stock of the Corporation representing a majority of the votes applicable to all outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors or (y) the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director; and (ii) from and after the Threshold Date, only by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor or until such director’s earlier death, resignation, or removal.

(f) No decrease in the number of directors constituting the whole board shall shorten the term of any incumbent director.

3.2. Resignation. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Chair of the Board, the President, or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein, and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.3. Removal. Except as may otherwise be provided by the General Corporation Law or the Certificate of Incorporation, and subject to the special rights of the holders of any series of Preferred Stock, prior to the Threshold Date any director or the entire board of directors may be removed, with or without cause, by the affirmative vote (or, if otherwise permissible hereunder, written consent) of the holders of capital stock of the Corporation representing a majority of the votes applicable to all outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors, voting or consenting (as the case may be) together as a single class. Except as may otherwise be provided by the General Corporation

Law or the Certificate of Incorporation, and subject to the special rights of the holders of any series of Preferred Stock, from and after the Threshold Date any director or the entire board of directors may be removed only for cause and only by the affirmative vote of the holders of shares of capital stock of the Corporation representing at least sixty-six and two-thirds percent (66-2/3%) of the votes applicable to all outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose.

3.4. Place of Meetings and Books. The Board of Directors may hold their meetings and keep the books of the Corporation outside the State of Delaware, at such places as they may from time to time determine.

3.5. General Powers. In addition to the powers and authority expressly conferred upon them by these By-laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

3.6. Committees. The Board of Directors may designate one or more committees, by resolution or resolutions passed by a majority of the whole Board of Directors; such committee or committees shall consist of one or more directors of the Corporation, and to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent permitted by statute and shall have power to authorize the seal of the Corporation to be affixed to all papers that may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

3.7. Powers Denied to Committees. Committees of the Board of Directors shall not, in any event, have any power or authority to amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend the By-laws of the Corporation. Further, no committee of the Board of Directors shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law, unless the resolution or resolutions designating such committee expressly so provides.

3.8. Substitute Committee Member. In the absence or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any committee shall keep regular minutes of its proceedings and report the same to the Board of Directors as may be required by the Board of Directors.

3.9. Compensation of Directors. The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated amount per annum as director and/or other forms of compensation as the Board of Directors may approve. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.10. Regular Meetings. No notice shall be required for regular meetings of the Board of Directors for which the time and place have been fixed.

3.11. Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board of Directors, if any, the Chief Executive Officer, or the President, on twenty-four (24) hours’ notice, which may be written, oral, or by electronic transmission, to each director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified; special meetings shall be called by the Secretary in like manner and on like notice, on the written request (which may be made by electronic transmission) of two (2) or more directors.

3.12. Quorum. At all meetings of the Board of Directors, a majority of the members of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, by the Certificate of Incorporation, or by these By-laws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting that shall be so adjourned.

3.13. Telephonic Participation in Meetings. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

3.14. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if written consent thereto is signed or submitted by electronic transmission by all members of the Board of Directors or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

3.15. Chair of the Board. The Board of Directors may elect or remove, by the affirmative vote of at least a majority of the directors then in office, a Chair. Any Chair must be a director of the Corporation. The Chair shall preside at all meetings of the Board of Directors and at all meetings of the stockholders and, subject to the provisions of these By-laws and the direction of the Board of Directors, the Chair shall have such powers and perform such duties that are commonly incident to the position of chair of the board or as may be prescribed from time to time by the Board of Directors or provided in these By-laws.

3.16. Emergency By-laws. In the event of any emergency, disaster, catastrophe, or other similar emergency condition of a type described in Section 110(a) of the General Corporation Law (an “Emergency”), notwithstanding any different or conflicting provisions in the General Corporation Law, the Certificate of Incorporation, or these By-laws, during such Emergency:

(a) Notice. A meeting of the Board of Directors or a committee thereof may be called by any director, the Chair of the Board, the Chief Executive Officer, the President, or the Secretary by such means as, in the judgment of the person calling the meeting, may be feasible at the time, and notice of any such meeting of the Board of Directors or any committee may be given, in the judgment of the person calling the meeting, only to such directors as it may be feasible to reach at the time and by such means as may be feasible at the time. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

(b) Quorum. The director or directors in attendance at a meeting called in accordance with Section 3.16(a) shall constitute a quorum.

(c) Liability. No officer, director, or employee acting in accordance with this Section 3.16 shall be liable except for willful misconduct. No amendment, repeal or change to this Section 3.16 shall modify the prior sentence with regard to actions taken prior to the time of such amendment, repeal or change.

Article IV. - Officers.

4.1. Selection; Statutory Officers. The officers of the Corporation shall be chosen by the Board of Directors. There shall be a President, a Secretary, and a Treasurer, and there may be a Chair of the Board of Directors, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, as the Board of Directors may elect. Any number of offices may be held by the same person.

4.2. Time of Election. The officers above named shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. Other than the Chair, none of said officers need be a director.

4.3. Additional Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

4.4. Terms of Office. Each officer of the Corporation shall hold office until such officer’s successor is chosen and qualified, or until such officer’s earlier death, resignation, or removal. Any officer may be removed at any time by the Board of Directors.

4.5. Compensation of Officers. The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

4.6. Chief Executive Officer. The Chief Executive Officer, if any, in the absence or disability of the Chair of the Board, shall preside at all meetings of the stockholders, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In the absence of the Chief Executive Officer, the President, the Chair, or another officer of the Corporation, as designated by the Board of Directors, shall have the powers of the Chief Executive Officer.

4.7. President and Vice-Presidents. The President shall act in an executive capacity as shall be directed from time to time by the Board of Directors or the Chief Executive Officer, and shall have such powers and perform such other duties as the Board of Directors or the Chief Executive Officer may determine from time to time (which may include, without limitation, assisting the Chief Executive Officer in the operation and administration of the Corporation’s business and the supervision of its policies and affairs), with such limitations on such powers or performance of duties as either of the foregoing shall prescribe. The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such powers as the Board of Directors may, from time to time, determine or as these By-laws may prescribe.

4.8. Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the Corporation that may come into their hands as Treasurer, and the power and authority to endorse checks, drafts, and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors, or the officers or agents to whom the Board of Directors may delegate such authority, may designate, and such officer may endorse all commercial documents requiring endorsements for or on behalf of the Corporation. The Treasurer may sign all receipts and vouchers for the payments made to the Corporation. The Treasurer shall render an account of such officer’s transactions to the Board of Directors as often as the Board of Directors or a committee thereof shall require the same. The Treasurer shall enter regularly in the books to be kept by such officer for that purpose full and adequate account of all moneys received and paid by them on account of the Corporation. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors. The Treasurer shall when requested, pursuant to vote of the Board of Directors, give a bond to the Corporation conditioned for the faithful performance of such officer’s duties, the expense of which bond shall be borne by the Corporation.

4.9. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders; such officer shall attend to the giving and serving of all notices of the Corporation. Except as otherwise ordered by the Board of Directors, such officer shall attest the seal of the Corporation upon all contracts and instruments executed under such seal and shall affix the seal of the Corporation thereto and to all certificates of shares of capital stock of the Corporation. The Secretary shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors may direct. The Secretary shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors.

4.10. Assistant Secretary. The Board of Directors or any two of the officers of the Corporation acting jointly may appoint or remove one or more Assistant Secretaries of the Corporation. Any Assistant Secretary upon such officer’s appointment shall perform such duties of the Secretary, and also any and all such other duties as the Board of Directors, the President, the Executive Vice-President, the Treasurer, or the Secretary may designate.

4.11. Assistant Treasurer. The Board of Directors or any two of the officers of the Corporation acting jointly may appoint or remove one or more Assistant Treasurers of the Corporation. Any Assistant Treasurer upon such officer’s appointment shall perform such of the duties of the Treasurer, and also any and all such other duties as the Board of Directors, the President, the Executive Vice-President, the Treasurer, or the Secretary may designate.

4.12. Subordinate Officers. The Board of Directors may select such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

4.13. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

4.14. Removal. The Board of Directors may remove any officer of the Corporation at any time, with or without cause.

4.15. Resignation. Any officer of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Corporation at its principal executive officer or to the Chief Executive Officer, the President, or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein and at the time of receipt if no time is specified therein.

Article V. - Stock.

5.1. Stock. The shares of the Corporation’s capital stock may be certificated or uncertificated and shall be entered in the books of the Corporation and registered as they are issued. Any certificate representing shares of stock issued to a stockholder of the Corporation (i) shall be numbered, (ii) shall certify the holder’s name, the number of shares and the class or series of stock, (iii) shall otherwise be in such form as the Board of Directors shall prescribe, (iv) shall be signed by both of (a) either the President or a Vice-President, and (b) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and (v) shall be sealed with the corporate seal of the Corporation, if any. If such certificate is countersigned (l) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, the signature of the officers of the Corporation and the corporate seal may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Corporation.

5.2. Fractional Share Interests. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered or bearer form that shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions that the Board of Directors may impose.

5.3. Transfers of Stock.

Subject to any transfer restrictions then in force, the shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives.

If the shares of stock of the Corporation to be transferred are certificated shares, then, subject to the provisions of Section 5.7 below, the holder of the certificate or certificates representing such shares shall surrender to the Corporation or the transfer agent of the Corporation such certificate or certificates duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, and, subject to any transfer restrictions then in force, the Corporation or the transfer agent of the Corporation shall cancel such certificate or certificates upon receipt thereof or upon compliance by such holder with the provisions of Section 5.7 below and (i) deliver to the applicable stockholder transferee either a new certificate or certificates representing the number of shares transferred or appropriate documentation evidencing the applicable stockholder transferee’s record ownership of a number of uncertificated shares equal to the number of shares transferred, and, if applicable, (ii) deliver to the applicable stockholder transferor a new certificate or certificates representing the number of shares not transferred that were previously represented by the certificate or certificates so surrendered or appropriate documentation evidencing the applicable stockholder transferor’s record ownership of a number of uncertificated shares equal to such number of shares not transferred. Any transfer or transfers in compliance with the provisions of this paragraph shall be recorded upon the books of the Corporation.

If the shares of stock of the Corporation to be transferred are uncertificated shares, then the registered owner of such shares shall deliver to the Corporation or the transfer agent of the Corporation proper transfer instructions, with such proof of authenticity of signature as the Corporation or its transfer agent or registrar may reasonably require, and, subject to any transfer restrictions then in force that are applicable to such shares, the Corporation or the transfer agent of the Corporation shall cancel such shares upon receipt of such transfer instructions and (i) deliver to the applicable stockholder transferee either a new certificate or certificates representing such shares or appropriate documentation evidencing the applicable stockholder transferee’s record ownership of such shares in uncertificated form, and, if applicable and required, (ii) deliver to the applicable stockholder transferor appropriate documentation evidencing that the applicable stockholder transferor is no longer the record owner of such shares so transferred. Any transfer or transfers in compliance with the provisions of this paragraph shall be recorded upon the books of the Corporation.

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.

5.4. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting (to the extent permissible hereunder), or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, that shall (a) not be more than sixty (60) calendar days nor less than ten (10) calendar days before the date of such meeting; provided that if the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination, and (b) shall not be more than sixty (60) calendar days prior to any other action. If no such record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.5. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

5.6. Dividends.

(a) Power to Declare. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and the laws of Delaware.

(b) Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

5.7. Lost, Stolen, or Destroyed Certificates. No certificates for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of the loss, theft, or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the officers of the Corporation may from time to time prescribe. Upon compliance with the foregoing provisions of this Section 5.7, the Corporation may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares, in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed.

5.8. Inspection of Books. The stockholders of the Corporation, by a majority vote at any meeting of stockholders duly called, or in case the stockholders shall fail to act, the Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

Article VI. - Miscellaneous Management Provisions.

6.1. Checks, Drafts, and Notes. All checks, drafts, or orders for the payment of money, and all notes and acceptances of the Corporation shall be signed by such officer or officers, or such agent or agents, as the officers of the Corporation may designate.

6.2. Notices.

(a) Notices to directors may, and notices to stockholders shall, be in writing or by electronic transmission, and delivered personally, electronically transmitted, or mailed to the directors or stockholders at their postage or electronic mail addresses appearing on the books of the Corporation. Notice by mail and electronic transmission shall be deemed to be given at the time when the same shall be mailed or transmitted. Notice to directors may also be given by telegram, telecopy, or orally, by telephone or in person.

(b) Whenever any notice is required to be given under the provisions of any applicable statute or of the Certificate of Incorporation or of these By-laws, an electronic transmission or written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein or the meeting or action to which such notice relates, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

6.3. Conflict of Interest. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorized the contract or transaction, or solely because their votes are counted for such purpose, if: (i) the material facts as to their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Corporation entitled to vote thereon, and the contract or transaction as specifically approved in good faith by vote of such stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

6.4. Voting of Securities Owned by the Corporation. Subject always to the specific directions of the Board of Directors, (i) any shares or other securities issued by any other corporation and owned or controlled by the Corporation may be voted in person at any meeting of security holders of such other corporation by the President of the Corporation if they are present at such meeting, or in the absence of the President by the Treasurer or Secretary of the Corporation if they are present at such meeting, and (ii) whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer or the Secretary may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power, and authority to vote the shares or other securities issued by such other corporation and owned by the Corporation the same as such shares or other securities might be voted by the Corporation.

Article VII. - Indemnification.

7.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee, or agent or in any other capacity while serving as a director, trustee, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto) (as used in this Article VII, the “Delaware Law”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators; provided, however, that, except as provided in Section 7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the Delaware Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise.

7.2. Right of Indemnitee to Bring Suit. If a claim under Section 7.1 hereof is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. In addition, any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article VII or otherwise shall be on the Corporation.

7.3. Other Recovery Proceeds. In the event that the Indemnitee shall receive any refund, insurance proceeds, contribution from co-defendants, or other recovery from any person or entity (other than recovery from the Corporation under this Article VII) (the “Other Recovery Proceeds”) in respect of any matter in connection with which an indemnification payment shall have been made by the Corporation hereunder, the Indemnitee shall refund to the Corporation an amount equal to the Other Recovery Proceeds allocable to the same matter for which indemnification was paid by the Corporation.

7.4. Assumption of Defense by the Corporation. Promptly after receipt by the Indemnitee of any claim or the commencement of any Proceeding with respect to which indemnification payments may be sought from the Corporation under this Article VII, the Indemnitee shall notify the Corporation in writing of such claim or of the commencement of such Proceeding; provided that failure so to notify the Corporation will relieve it from any liability which it may have only if and to the extent that such failure results in the forfeiture by the Corporation of substantial rights and defenses (and will not in any event relieve the Corporation from any other obligation or liability that it may have to the Indemnitee in respect of any other claim for indemnification or in respect of any rights arising other than under this Article VII). If the Corporation shall so elect, the Corporation may assume the defense of such Proceeding, including the employment of counsel and shall in such event be responsible for the payment of the legal and other costs of such defense (provided, however, that the Corporation will not be required to pay the fees and disbursements of more than one counsel for the defense of any such Proceeding). In any Proceeding the defense of which is assumed by the Corporation, the Indemnitee will have the right to participate in such Proceeding, and shall have the right to retain their own separate counsel at their own expense. Neither the Corporation, on the one hand, nor the Indemnitee, on the other hand, will, without the prior written consent of the other party, settle or compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise, or consent includes an unconditional release of the Indemnitee and the Corporation from any and all liability arising out of such Proceeding.

7.5. Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article VII shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the Certificate of Incorporation, by law, agreement, vote of stockholders, or disinterested directors or otherwise.

7.6. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under this Article VII or under the Delaware Law.

7.7. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

7.8. Merger or Consolidation. For purposes of this Article VII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this Article VII with respect to the resulting or surviving corporation as they would have with respect to such constituent corporation if its separate existence had continued

7.9. Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification under Article VII as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification or advancement of expenses is available to such person pursuant to this Article VII to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

Article VIII. – Amendments.

8.1. Amendments. Subject always to any limitations imposed by the Certificate of Incorporation, these By-laws and any amendment thereof may be altered, amended, or repealed, or new by-laws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board of Directors, provided in the case of any special meeting at which all of the members of the Board of Directors are not present, that the notice of such meeting shall have stated that the amendment of these By-laws was one of the purposes of the meeting; but these By-laws and any amendment thereof, including the By-laws adopted by the Board of Directors, may be altered, amended, or repealed and other By-laws may be adopted (i) prior to the Threshold Date, by the affirmative vote (or, if otherwise permissible under the Certificate of Incorporation, written consent) of the holders of capital stock of the Corporation representing a majority of the votes applicable to all outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors, voting or consenting (as the case may be) together as a single class or (ii) form and after the Threshold Date, by the affirmative vote of the holders of capital stock of the Corporation representing at least sixty-six and two-thirds percent (66-2/3%) of the votes applicable to all outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors, voting or consenting (as the case may be) together as a single class, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal, or adoption is included in the notice of the meeting.

*             *             *

22